UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2006

INSMED INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

0-30739	54-1972729
(Commission File Number)	(IRS Employer Identification No.)

4851 Lake Brook Drive, Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

(804) 565-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends and restates in its entirety the Current Report on Form 8-K originally filed on February 22, 2006, as amended on February 23, 2006 (the “Original Filing”), to disclose the terms of the change of control agreement entered into with Kevin P. Tully, our Executive Vice President and Chief Financial Officer, as such disclosure is required by Item 5.02 and contemplated by the Original Filing. This Current Report on Form 8-K/A also discloses the change of control agreement the Company entered into with Thomas A. Keuer simultaneously with Mr. Tully’s change of control agreement.

Item 1.01. Entry into a Material Definitive Agreement.

Option Amendments

Effective February 15, 2006, Insmed Incorporated (the “Company”) accelerated the vesting of 50,000 shares for Thomas A. Keuer and 25,000 shares for Philip J. Young. These shares relate to the options granted to these individuals on August 10, 2004.

Change of Control Agreements

The Company entered into a change of control agreements with Thomas A. Keuer and Kevin P. Tully on March 24, 2006, which agreements entitle Mr. Keuer and Mr. Tully to receive additional benefits in the event of the termination of their employment following a change in control of the Company. Each change of control agreement provides that if, during the one-year period following a change in control, the Company or its successor terminates the executive’s employment other than for “cause” or the executive voluntarily terminates employment after the executive’s compensation or duties are changed in any material respect from what they were immediately prior to the change in control, the executive shall receive a lump-sum cash payment equal to the sum of the executive’s highest annual salary rate while an employee of the Company plus a prorated maximum potential bonus. All stock options then held by the executive will remain exercisable for the term of the option period set forth in his option agreement(s) and any restricted stock held by the executive will remain subject to the restrictions set forth in his restricted stock agreement. In addition, the Company shall continue to provide to the executive health, dental, long-term disability, life insurance, continuation of D&O insurance, and the other fringe benefits that the executive received prior to termination.

The foregoing is a summary of the terms of the change of control agreements and does not purport to be complete. This summary is qualified in its entirety by reference to the full text of the form of change of control agreement entered into between the Company and Mr. Tully and Mr. Keuer, which was previously filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and is hereby incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective February 20, 2006, Kevin P. Tully was reappointed as Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer) of the Company to serve until his successor is duly designated and has qualified or until his earlier resignation or removal. Michael Duncan will assume the role of Controller and relinquish his responsibilities as principal financial officer and principal accounting officer.

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Mr. Tully has returned to the Company after briefly pursuing an interest in working for a privately-held healthcare company. Until his departure in August 2005, he had served as our Chief Financial Officer, Treasurer, principal financial officer and principal accounting officer since April 2005. From January 2002 to April 2005, Mr. Tully served as our Treasurer, Controller, principal financial officer and principal accounting officer. From August 2001 until his election as Treasurer, he served as Senior Director, Finance and Administration. Mr. Tully originally joined the Company in March 2001 as Director of Finance and has over 30 years of experience across Europe and the Americas covering finance, marketing and manufacturing. Prior to joining the Company, Mr. Tully served as Vice President of Finance – Europe, and Vice President, Finance and Administration – Americas for Albright and Wilson Ltd., an international chemical producer. Mr. Tully received his O.N.C. in Business and Administration from St. Helens College in England and is a Certified General Accountant.

In connection with his the commencement of employment, Mr. Tully was granted an option for 215,000 shares of the Company’s common stock. The exercise price for his option grant is the fair market value of the Company’s common stock on the date of grant. This option will become exercisable in four equal installments on February 20, 2006, February 20, 2007, February 20, 2008 and February 20, 2009 if Mr. Tully remains continuously employed by the Company until such date. The options expire on February 20, 2012.

On March 24, 2006, the Company also entered into a change of control agreement that is described above in Item 1.01. Mr. Tully will receive a base salary of $225,000.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.19	Form of Change of Control Agreement entered into between Insmed Incorporated and certain of its executive officers (previously filed as Exhibit 10.19 to Insmed Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insmed Incorporated

Date: March 30, 2006

	By:	/s/ Kevin P. Tully
	Name:	Kevin P. Tully C.G.A.
	Title:	Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.19	Form of Change of Control Agreement entered into between Insmed Incorporated and certain of its executive officers (previously filed as Exhibit 10.19 to Insmed Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).